FOR IMMEDIATE RELEASE

American Realty Capital Healthcare Trust, Inc.
Announces First Quarter 2014 Operating Results

Reports 17% Increase in Adjusted FFO of $0.14 Per Diluted Share

Completes $222.8 Million of First Quarter Investments

Completes Successful Public Listing on NASDAQ Global Select Market

New York, New York, May 13, 2014 – American Realty Capital Healthcare Trust, Inc. (NASDAQ: HCT) (“HCT” or the “Company”) announced today its financial and operating results for the first quarter of 2014.

“This was a historic quarter for HCT and its shareholders,” said Nicholas S. Schorsch, Executive Chairman of HCT. “At the end of March, we announced our intention to list our common shares on the NASDAQ and began trading on April 7th, meeting our strategic objective of delivering value and liquidity to our retail investors. We are now well-positioned to access public capital to fuel future growth and value.”

Earnings Results

Revenues for the quarter ended March 31, 2014 increased 199% to $56.0 million from $18.7 million for the comparable period in 2013. Net loss for the quarter ended March 31, 2014 was $7.0 million, which included $28.9 million of depreciation and amortization, compared to a net loss of $3.6 million for the quarter ended March 31, 2013, which included $11.7 million of depreciation and amortization.

Funds from Operations (“FFO”) for the quarter ended March 31, 2014 increased 173% to $21.8 million, or $0.12 per diluted share, from $8.0 million, or $0.10 per diluted share, for the comparable period last year (reconciliations of non-GAAP measures are included in the attached tables).

Adjusted FFO (“AFFO”) for the quarter increased 159% to $24.9 million, or $0.14 per diluted share, from $9.6 million, or $0.12 per diluted share, for the comparable period last year. Weighted average diluted shares outstanding for the quarter were 182.5 million.

Investment Activity

During the first quarter, the Company completed $222.8 million of gross investments of which $129.9 million was invested in senior housing – operating assets; $56.6 million in triple-net leased healthcare and senior housing assets; $35.1 million in medical office buildings and $1.2 million invested in an undeveloped land parcel. The net operating income (“NOI”) yield on these investments was 7.4% (NOI divided by gross investment.)

Subsequent to the end of the first quarter, the Company completed $115.4 million of gross investments of which $85.5 million was invested in triple-net post-acute/skilled nursing assets, $18.5 million was invested in triple-net leased senior housing assets and $11.4 million was invested in a medical office building. The NOI yield on these investments was 11.4%. Through the date of this release, the Company’s 2014 investment activity totaled $338.2 million, with an aggregate NOI yield of 8.8%. With this additional investment activity, HCT currently owns 141 properties, with gross investments of $2.0 billion, an estimated annualized Net Operating Income (“NOI”) of $158.8 million and an NOI yield of 7.9%.

“We are off to a tremendous start for the year,” stated Thomas D’Arcy, HCT’s Chief Executive Officer. “Our year-to-date investing activities have enabled us to fully deploy all of the capital we raised prior to our recent public listing. With our current investment pipeline, and a balance sheet to support our growth, we are right on track to reach our stated goal of acquiring $400 to $600 million during the balance of 2014.”

Guidance

The Company has not offered guidance as it relates to 2014 results. However, in connection with its public listing, management indicated that the projected level of investments through the balance of year, combined with the attendant capital formation to support asset growth, should generate annualized AFFO in a range of $0.73 to $0.78 per diluted share of forecasted fourth quarter 2014 results.

Distributions

The Company paid monthly cash distributions during the first quarter ended March 31, 2014 of $0.0567 per share, representing $0.17 per share for the quarter and an annualized amount of $0.68 per share.   There was no change in the distribution per share from the same period in 2013. The declaration and payment of monthly distributions remains subject to review and approval by the Company’s board of directors.

Tender Offer

Subsequent to the end of the first quarter, the Company announced the results of its tender offer initiated in connection with the public listing of its common stock. The Company accepted for purchase 13,636,363 shares of the Company’s common stock at a price of $11.00 per share, for an aggregate cost of approximately $150 million. Based on these results, the Company has 169,301,905 shares outstanding following the settlement of the tender offer.

Conference Call

The Company will host an earnings conference call reviewing its results of operations on Wednesday, May 14, 2014, beginning at 1:00 p.m. ET. The call will be conducted by Nicholas S. Schorsch, the Company’s Executive Chairman, Thomas P. D’Arcy, Chief Executive Officer and Edward F. Lange, Jr., Chief Financial Officer and Chief Operating Officer.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the HCT website, www.archealthcaretrust.com, in the "Investor Relations" section. To listen to the live call, please go to the Company's "Investor Relations" section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the HCT website.

Conference Call Details

Live Call
Domestic Dial In (Toll Free):	1-888-317-6003
International Dial In (Toll Free):	1-412-317-6061
Canada Dial In (Toll Free):	1-866-284-3684
Participant Elite Entry Number:	3859076

Conference Replay*
Domestic Dial In (Toll Free):	1-877-344-7529
International Dial In (Toll Free):	1-412-317-0088
Canada Dial In (Toll Free):	1-855-669-9658
Conference Number:	10045435

*Available one hour after the end of the conference through End Date: Jun 12, 2014 at 9:00 a.m. ET.

Supplemental Information

Supplemental information on the Company's first quarter 2014 operations can be found in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 14, 2014. The supplemental information report is titled “1Q 2014 Supplemental Information”. Information in such report includes the following financial data, in addition to other data: (1) Consolidated Balance Sheets and Income Statement Details; (2) FFO and AFFO details; (3) Adjusted EBITDA, NOI and Cash NOI details (all terms defined below); (4) a Dividend and Payout Summary; and (5) Portfolio Details.

This information can also be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.archealthcaretrust.com.

About the Company

HCT is a publicly traded real estate investment trust (“REIT”) listed on the NASDAQ Global Select Market and invests primarily in real estate serving the healthcare industry in the United States. As of March 31, 2014, the Company owned 129 properties and other real estate-related assets representing 6.8 million square feet. Additional information about HCT can be found on its website at www.archealthcaretrust.com. HCT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn. Additional information is also available on the Company’s website at www.archealthcaretrust.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements HCT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond HCT’s control, including other factors included in HCT’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of HCT's latest Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, each as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. HCT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is a supplemental performance measure but is not equivalent to the Company’s net income or loss as determined under accounting principles generally accepted in the United States (“GAAP”).

The Company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The Company’s FFO calculation complies with NAREIT’s definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of the Company’s performance to investors and to management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as the Company does) or may interpret the current NAREIT definition differently than the Company does and/or calculate AFFO differently than the Company does. Consequently, the Company’s presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

The Company considers FFO and AFFO useful indicators of its performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in the Company’s peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

The Company excludes certain income or expense items from AFFO that it considers more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of the Company’s business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. The Company also excludes distributions on Class B OP Units. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO the Company believes it provides useful information regarding income and expense items which have no cash impact and do not provide liquidity to the Company or require capital resources of the Company. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of the Company’s ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of the Company’s portfolio of properties. The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from the Company’s calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of the Company’s operating performance excluding these activities, as it excludes certain costs that have a negative effect on the Company’s operating performance during the periods in which these costs are incurred.

In calculating AFFO, the Company excludes expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact the Company’s operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of the Company’s operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expenses are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments as items which are unrealized and may not ultimately be realized. The Company views both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from the Company’s calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes AFFO provides useful supplemental information.

As a result, the Company believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of the Company’s performance relative to its peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Earnings before Interest, Taxes and Depreciation and Amortization, Net Operating Income and Cash Net Operating Income

Earnings before interest, taxes, depreciation and amortization adjusted for acquisition fees and expenses and including the Company’s pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of the Company’s ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of the Company’s liquidity or as an alternative to net income as an indicator of the Company’s operating activities. Other REITs may calculate Adjusted EBITDA differently and the Company’s calculation should not be compared to that of other REITs.

Net operating income ("NOI") is a non-GAAP financial measure equal to net income attributable to stockholders, the most directly comparable GAAP financial measure, less discontinued operations, plus corporate general and administrative expense, acquisition and transaction costs, depreciation and amortization and interest expense, income from unconsolidated joint ventures, interest and other income and gains from investments in securities. NOI is adjusted to include the Company’s pro-rata share of NOI from unconsolidated joint ventures. The Company uses NOI internally as a performance measure and believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, the Company believes NOI is a useful measure for evaluating the operating performance of the Company’s real estate assets and to make decisions about resource allocations. Further, the Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with net income as presented in the Company’s consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of the Company’s performance or to cash flows as a measure of the Company’s liquidity or ability to make distributions.

Cash NOI is NOI presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above and below market leases.

Contacts:

Anthony J. DeFazio	Edward F. Lange, Jr., CFO and COO
DDCworks	American Realty Capital Healthcare Trust, Inc.
tdefazio@ddcworks.com	elange@arlcap.com
Ph: (484) 342-3600	Ph: (212) 415-6500

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
Ph: (917) 475-2135

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$121,978	$107,719
Buildings, fixtures and improvements	1,556,438	1,363,858
Construction in progress	16,148	11,112
Acquired intangible lease assets	199,630	181,264
Total real estate investments, at cost	1,894,194	1,663,953
Less: accumulated depreciation and amortization	(116,558)	(87,350)
Total real estate investments, net	1,777,636	1,576,603
Cash and cash equivalents	142,928	103,447
Restricted cash	1,841	1,381
Investment securities, at fair value	16,297	14,670
Preferred equity investment	8,800	—
Prepaid expenses and other assets	19,693	17,431
Deferred costs, net	23,715	21,041
Total assets	$1,990,910	$1,734,573
LIABILITIES AND EQUITY
Mortgage notes payable	$298,650	$259,348
Mortgage premiums, net	4,192	2,769
Credit facility	231,500	—
Below-market lease liabilities, net	5,345	5,543
Derivatives, at fair value	314	333
Accounts payable and accrued expenses	21,452	17,460
Deferred rent and other liabilities	5,267	2,949
Distributions payable	10,522	10,427
Total liabilities	577,242	298,829
Preferred stock	—	—
Common stock	1,821	1,805
Additional paid-in capital	1,607,456	1,591,941
Accumulated other comprehensive loss	(1,597)	(3,243)
Accumulated deficit	(195,863)	(158,378)
Total stockholders' equity	1,411,817	1,432,125
Non-controlling interests	1,851	3,619
Total equity	1,413,668	1,435,744
Total liabilities and equity	$1,990,910	$1,734,573

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$47,517	$15,987
Operating expense reimbursements	4,184	2,189
Resident services and fee income	4,288	502
Total revenues	55,989	18,678
Operating expenses:
Property operating and maintenance	23,479	5,192
Acquisition and transaction related	3,422	2,038
General and administrative	1,928	249
Depreciation and amortization	28,943	11,694
Total operating expenses	57,772	19,173
Operating loss	(1,783)	(495)
Other income (expenses):
Interest expense	(5,543)	(3,089)
Income from preferred equity investment and investment securities	299	—
Other income	1	—
Total other expense	(5,243)	(3,089)
Net loss	(7,026)	(3,584)
Net income attributable to non-controlling interests	(9)	(22)
Net loss attributable to stockholders	$ (7,035)	$ (3,606)

Basic and diluted weighted average shares outstanding	181,621,246	77,029,025
Basic and diluted net loss per share attributable to stockholders	$(0.04)	$(0.05)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Funds from Operations and Adjusted Funds from Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to stockholders (in accordance with GAAP)	$(7,035)	$(3,606)
Depreciation and amortization attributable to stockholders	28,853	11,579
FFO	21,818	7,973
Acquisition fees and expenses	3,422	2,038
Amortization of above or below market leases and liabilities, net	95	67
Straight-line rent	(1,908)	(990)
Amortization of mortgage premiums	(264)	(179)
Amortization of deferred financing costs	1,561	617
Non-cash equity compensation expense	10	9
Distributions on Class B units	139	17
AFFO	$24,873	$9,552

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to stockholders (in accordance with GAAP)	$(7,035)	$(3,606)
Acquisition fees and expenses	3,422	2,038
Depreciation and amortization attributable to stockholders	28,943	11,694
Interest Expense	5,543	3,089
Income from preferred equity investment and investment securities	(299)	—
Other income	(1)	—
Non-controlling interests	9	22
Adjusted EBITDA	30,582	13,237
General and administrative	1,928	249
NOI	32,510	13,486
Amortization of above or accretion of below market lease intangibles, net	95	67
Straight-line rent	(1,930)	(1,026)
Cash NOI	$30,675	$12,527